UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TRITIUM DCFC LIMITED

(Exact name of registrant as specified in its charter)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

48 Miller Street, Murarrie, Queensland	4172
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares	The Nasdaq Stock Market LLC
Warrants	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-259793

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the ordinary shares, no par value (the “Ordinary Shares”), of Tritium DCFC Limited (the “Registrant”) and the description of the warrants to purchase Ordinary Shares of the Registrant (the “Warrants”) to be registered hereunder are set forth under the heading “Description of NewCo Securities” in the proxy statement/prospectus that forms a part of the Registrant’s Registration Statement on Form F-4 (File No. 333-259793), initially filed with the Securities and Exchange Commission on September 24, 2021, including exhibits, and as amended from time to time (the “Registration Statement”) to which this Form 8-A relates, is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement and includes such descriptions is also hereby incorporated by reference herein.

The Ordinary Shares and Warrants to be registered hereunder have been approved for listing on The Nasdaq Global Market under the symbols “DCFC” and “DCFCW”, respectively.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 13, 2022

TRITIUM DCFC LIMITED

By:	/s/ Jane Hunter
Name:	Jane Hunter
Title:	Chief Executive Officer